Exhibit 99.03

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet as of June 30, 2011 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 and six months ended June 30, 2011 are based on the historical financial statements of NeoPhotonics Corporation (“NeoPhotonics”) and Santur Corporation (“Santur”) after giving effect to NeoPhotonics’ acquisition of Santur on October 12, 2011, and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of June 30, 2011 is presented as if the acquisition of Santur had occurred on June 30, 2011 and combines the unaudited consolidated balance sheet of NeoPhotonics at June 30, 2011 and the unaudited balance sheet of Santur at June 25, 2011 after giving effect to the pro forma adjustments.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 and six months ended June 30, 2011 is presented as if the Santur acquisition had occurred on January 1, 2010. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 combines the audited results of NeoPhotonics for the year ended December 31, 2010 and the audited results of Santur for the year ended December 25, 2010 after giving effect to the pro forma adjustments. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2011 combines the unaudited results of NeoPhotonics for the six months ended June 30, 2011 and the unaudited results of Santur for the six months ended June 25, 2011 after giving effect to the pro forma adjustments.

The acquisition has been accounted for using the purchase accounting method, as described in Note 1 to these unaudited pro forma condensed combined financial statements. Santur’s tangible and identifiable intangible assets acquired and liabilities assumed were recorded based upon their estimated fair values as of October 12, 2011, the closing date of the acquisition. The excess purchase price over the value of the net assets acquired was recorded as goodwill. The fair value amounts assigned to the identifiable assets acquired and liabilities assumed as of October 12, 2011 is considered preliminary and subject to change once NeoPhotonics receives certain information it believes is necessary to finalize the actual net tangible and intangible assets of Santur.

The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of NeoPhotonics and Santur and include all adjustments that give effect to events that are directly attributable to the transaction, are expected to have a continuing impact, and that are factually supportable.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only, in accordance with Article 11 of SEC Regulation S-X and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had NeoPhotonics and Santur been a combined company during the specified periods. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the audited consolidated financial statements of NeoPhotonics as of and for the year ended December 31, 2010 and the related notes thereto, and the unaudited condensed consolidated financial statements of NeoPhotonics as of and for the six months ended June 30, 2011 and related notes thereto;

•	the audited financial statements of Santur as of and for the year ended December 25, 2010 and the related notes thereto, filed as Exhibit 99.01 to this Current Report on Form 8-K/A; and

•	the unaudited condensed financial statements of Santur as of and for the six months ended June 25, 2011 and the related notes thereto, filed as Exhibit 99.02 to this Current Report on Form 8-K/A.

NEOPHOTONICS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2011

	Jun. 30, 2011	Jun. 25, 2011	Pro Forma Adjustments	(Note 5)	Pro Forma Combined
(In thousands)	NeoPhotonics	Santur
ASSETS
Current assets:
Cash and cash equivalents	$32,325	$7,240	$(28,000)	A	$11,565
Short-term investments	46,990	—	(16,396)	A	30,594
Restricted cash	2,932	—			2,932
Accounts receivable	70,727	6,955			77,682
Inventories	28,877	9,564	215	C	38,656
Prepaid expenses and other current assets	4,339	1,272			5,611

Total current assets	186,190	25,031			167,040
Long-term investments	28,234	—			28,234
Property, plant and equipment, net	43,398	8,821	5,798	D	58,017
Goodwill	4,323	—	1,557	L	5,880
Other intangible assets, net	1,703	—	17,170	E	18,873
Loan to an officer	—	150			150
Other long-term assets	816	311			1,127

Total assets	$264,664	$34,313			$279,321

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND DEFICIT
Current liabilities:
Accounts payable	$39,866	$6,740			$46,606
Short-term loans and notes payable	16,037	6,722	(6,722)	F	16,037
Current portion of long-term debt	—	—			—
Preferred stock warrant liabilities	—	738	(738)	H	—
Warranty liability	—	388			388
Return reserves	—	943			943
Accrued and other current liabilities	10,779	3,675	3,088	G
			1,506	K	19,048

Total current liabilities	66,682	19,206			83,022
Long-term debt, net of current portion	—	1,544	(1,544)	F	—
Deferred income tax liabilities	548	—			548
Other noncurrent liabilities	1,286	111	2,800	B	4,197

Total liabilities	68,516	20,861			87,767

Redeemable preferred stock	—	32,385	(32,385)	I	—
Stockholders’ equity (deficit):
Common stock	62	3	(3)	I	62
Additional paid-in capital	390,719	90,931	(90,931)	I	390,719
Accumulated other comprehensive income	9,521	—			9,521
Accumulated deficit	(204,154)	(109,867)	109,867	I
			(3,088)	G
			(1,506)	K	(208,748)

Total stockholders’ equity (deficit)	196,148	(18,933)			191,554

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$264,664	$34,313			$279,321

NEOPHOTONICS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2010

	Year ended
	Dec. 31, 2010	Dec. 25, 2010	Pro Forma Adjustments		Pro Forma Combined
(In thousands, except share and per share data)	NeoPhotonics	Santur		(Note 5)
Revenue	$184,139	$58,734			$242,873
Cost of goods sold	128,147	44,756	1,045	D
			2,360	E
			(206)	J	176,102

Gross profit	55,992	13,978			66,771
Operating expenses:
Research and development	21,549	15,613	454	D
			(103)	J	37,513
Sales and marketing	10,176	2,010	3	D
			(69)	J	12,120
General and administrative	16,985	3,136	254	D
			(525)	J	19,850
Amortization of purchased intangible assets	1,144	—	1,000	E	2,144

Total operating expenses	49,854	20,759			71,627

Income (loss) from operations	6,138	(6,781)			(4,856)

Interest income	207	40	(93)	F	154
Interest expense	(724)	(482)	482	F	(724)
Other expense, net	(68)	(456)	317	H	(207)

Total interest and other expense, net	(585)	(898)			(777)

Income (loss) before income taxes	5,553	(7,679)			(5,633)
Provision for income taxes	(2,282)	(48)			(2,330)

Net income (loss)	3,271	(7,727)			(7,963)
Net loss attributable to noncontrolling interests	(80)	—			(80)
Net income (loss) attributable to NeoPhotonics Corporation	3,191	(7,727)			(8,043)
Accretion of redeemable convertible preferred stock	(113)	—			(113)

Net income (loss) attributable to NeoPhotonics Corporation common stockholders	$3,078	$(7,727)			$(8,156)

Net income per share attributable to NeoPhotonics Corporation common stockholders:
Basic	$—				$(4.19)

Diluted	$—				$(4.19)

Weighted average shares used to compute net income per share attributable to NeoPhotonics Corporation common stockholders:
Basic	1,945,111				1,945,111

Diluted	3,035,786				1,945,111

NEOPHOTONICS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2011

	Six months ended
	Jun. 30, 2011	Jun. 25, 2011	Pro Forma		Pro Forma
(In thousands, except share and per share data)	NeoPhotonics	Santur	Adjustments	(Note 5)	Combined
Revenue	$103,004	$20,891			$123,895
Cost of goods sold	76,805	15,895	523	D
			1,180	E
			(59)	J	94,344

Gross profit	26,199	4,996			29,551
Operating expenses:
Research and development	13,042	7,536	227	D
			31	J	20,836
Sales and marketing	5,178	1,114	1	D
			(23)	J	6,270
General and administrative	8,855	1,351	127	D
			(34)	J	10,299
Amortization of purchased intangible assets	564	—	500	E	1,064

Total operating expenses	27,639	10,001			38,469

Loss from operations	(1,440)	(5,005)			(8,918)

Interest income	82	13	(52)	F	43
Interest expense	(178)	(193)	193	F	(178)
Other income (expense), net	14,100	(25)			14,075

Total interest and other income (expense), net	14,004	(205)			13,940

Income (loss) before income taxes	12,564	(5,210)			5,022
Provision for income taxes	(919)	(1)			(920)

Net income (loss) attributable to NeoPhotonics Corporation	11,645	(5,211)			4,102
Deemed dividend on beneficial conversion of Series X redeemable convertible preferred stock	(17,049)	—			(17,049)
Accretion of redeemable convertible preferred stock	(7)	—			(7)

Net loss attributable to NeoPhotonics Corporation common stockholders	$(5,411)	$(5,211)			$(12,954)

Net loss per share attributable to NeoPhotonics Corporation common stockholders:
Basic	$(0.27)				$(0.65)

Diluted	$(0.27)				$(0.65)

Weighted average shares used to compute net loss per share attributable to NeoPhotonics Corporation common stockholders:
Basic	19,903,558				19,903,558

Diluted	19,903,558				19,903,558

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	ACQUISITION OF SANTUR

On September 29, 2011, NeoPhotonics entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among NeoPhotonics, Dulcimer Acquisition Corp., a wholly owned subsidiary of NeoPhotonics (“Merger Sub”), Santur and Shareholder Representative Services, LLC, solely in its capacity as the Stockholder Representative. On October 12, 2011 (the “closing date”) NeoPhotonics completed its acquisition and in accordance with the terms of the Merger Agreement, Merger Sub merged with and into Santur (the “Merger”), with Santur continuing as the surviving corporation and becoming a wholly owned subsidiary of NeoPhotonics.

The total consideration paid by NeoPhotonics was approximately $44.4 million of cash, including an aggregate amount of $6.0 million that was withheld and placed into escrow to cover certain indemnity obligations from the closing date through October 11, 2013. In addition, such holders are also entitled to receive up to an additional $7.5 million, in the aggregate, as measured by Santur’s gross profits during calendar year 2012. As of the closing date, the fair value of the contingent consideration was $2.8 million. Subsequent to the closing date, NeoPhotonics will remeasure the fair value of the contingent consideration each reporting period and any changes in the fair value of the contingent consideration will be recognized as a gain or loss in its statements of operations.

NeoPhotonics accounted for its acquisition of Santur using the purchase accounting method. Santur’s tangible and identifiable intangible assets acquired and liabilities assumed were recorded based upon their estimated fair values as of the closing date of the acquisition. The excess purchase price over the value of the net assets acquired was recorded as goodwill. The following table summarizes the purchase accounting and the net tangible assets acquired as if the acquisition occurred as of June 30, 2011 (in thousands):

Total purchase consideration:
Cash paid for acquisition	$44,396
Fair value of contingent consideration	2,800

47,196

Less the preliminary fair value of net assets acquired:
Net tangible assets acquired	28,469
Intangible assets acquired:
Developed technology	11,800
Customer relationships	5,000
In-process research and development	370

45,639

Goodwill	$1,557

As of the closing date, the purchase accounting, and hence the amount recorded to goodwill, will be different due to changes in the net assets of Santur between June 30, 2011 and the closing date (October 12, 2011).

Goodwill of $1.6 million represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets, and represents the highly skilled and valuable assembled workforce, the ability to generate new products and services as a combined company and expected synergistic benefits of the transaction. In accordance with applicable accounting standards, goodwill will not be amortized but instead will be tested for impairment at least annually, or, more frequently if certain indicators are present. In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made.

The amounts above are considered preliminary and are subject to change once NeoPhotonics receives certain information it believes is necessary to finalize its determination of the fair value of assets acquired and liabilities assumed under the acquisition method. Thus these amounts are subject to refinement, and additional adjustments to record the fair value of all assets acquired and liabilities assumed may be required.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma condensed combined financial statements have been compiled in a manner consistent with the accounting policies adopted by NeoPhotonics. The accounting policies of Santur were not deemed to be materially different to those adopted by NeoPhotonics.

3.	INDUCEMENT GRANTS

In connection with the Merger, the Company granted options to purchase an aggregate of 466,450 shares of the Company’s common stock under the NeoPhotonics 2011 Inducement Award Plan to retain certain Santur employees.

4.	ACQUISITION-RELATED COSTS

In conjunction with the acquisition, Santur and NeoPhotonics incurred approximately $1.2 million and $0.3 million, respectively, of certain direct and incremental acquisition-related charges, related primarily to investment banking, legal, accounting and other professional services.

5.	PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of NeoPhotonics and Santur and certain adjustments which NeoPhotonics believes are reasonable to give effect to the Santur acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. As discussed above, the fair value amounts assigned to the identifiable assets acquired and liabilities assumed are considered preliminary at this time. However, NeoPhotonics believes that the preliminary determination of fair value of acquired assets and assumed liabilities and other related assumptions utilized in preparing the unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting the pro forma effects of the Santur acquisition.

The adjustments made in preparing the unaudited pro forma condensed combined financial statements are as follows:

[A]	To record the cash paid at closing for the acquisition of Santur, including the amounts funded to escrow.

[B]	To record a liability representing the fair value of the contingent consideration.

[C]	To record the difference between the historical cost and the fair value of Santur’s inventory.

[D]	To record the difference between the historical amounts and the fair value of Santur’s property, plant and equipment and to recognize depreciation expense associated with the fair value adjustment for all periods presented (in thousands).

	Year ended December 31, 2010	Six months ended June 30, 2011
Cost of goods sold	$1,045	$523
Research and development	454	227
Sales and marketing	3	1
General and administrative	254	127

	$1,756	$878

[E]	To record intangible assets acquired and to record amortization of intangible assets as provided below (dollar amounts in thousands):

				Amortization Expense
	Fair value	Estimated useful life (years)		Year ended December 31, 2010	Six months ended June 30, 2011	Expense Type
Developed technology	$11,800	5		$2,360	$1,180	cost of goods sold
Customer relationships	5,000	5		1,000	500	operating expense
In-process research and development	370	(a	)	—	—	cost of goods sold

	$17,170			$3,360	$1,680

(a) Upon completion of the research and development projects, the assets will be amortized over the estimated future life of the product as indicated by the anticipated revenue streams evaluated upon completion.

Acquired in-process research and development is recorded at fair value as an indefinite-lived intangible asset at the acquisition date until the completion or abandonment of the associated research and development efforts. Upon completion of development, acquired in-process research and development assets are generally considered amortizable, finite-lived assets.

[F]	To eliminate Santur’s debt paid off in accordance with the Merger Agreement and to eliminate interest expense associated with the debt and reduce interest income associated with the cash used for the payment of the debt for all periods presented. Interest income was calculated based on the average debt outstanding by Santur, using NeoPhotonics average rate of return on its investments.

[G]	To recognize a liability for Santur for an executive compensation arrangement that was triggered by the acquisition by NeoPhotonics.

[H]	To eliminate Santur’s warrant obligations not assumed by NeoPhotonics and to eliminate the associated revaluation adjustments for all periods presented, as the warrant obligations were not assumed by NeoPhotonics, in accordance with the Merger Agreement.

[I]	To eliminate Santur’s historical redeemable preferred stock and stockholders’ deficit.

[J]	To eliminate stock-based compensation expenses included in the historical financial statements of Santur, as the stock options granted by Santur were not assumed in the acquisition by NeoPhotonics in accordance with the Merger Agreement, and to include stock-based compensation expense in the combined pro forma financial statements for stock options granted by NeoPhotonics to Santur employees subsequent to acquisition under its Inducement Plan as provided below (in thousands):

	Year Ended December 31, 2010
	Elimination of Santur stock-based compensation	Stock-based compensation from NeoPhotonics Inducement Plan	Total net adjustment
Cost of goods sold	$(284)	$78	$(206)
Research and development	(452)	349	(103)
Sales and marketing	(86)	17	(69)
General and administrative	(542)	17	(525)

	$(1,364)	$461	$(903)

	Six months ended June 30, 2011
	Elimination of Santur stock-based compensation	Stock-based compensation from NeoPhotonics Inducement Plan	Total net adjustment
Cost of goods sold	$(98)	$39	$(59)
Research and development	(144)	175	31
Sales and marketing	(32)	9	(23)
General and administrative	(43)	9	(34)

	$(317)	$232	$(85)

[K]	To record a liability for transaction costs paid by NeoPhotonics and Santur.

[L]	To record goodwill associated with the purchase of Santur. Goodwill represents the excess purchase price over the fair value of the net assets acquired.

6.	NET LOSS PER SHARE

The pro forma basic and diluted net loss per share attributable to NeoPhotonics Corporation common stockholders presented in the unaudited pro forma condensed combined statements of income are based upon the weighted-average number of NeoPhotonics common shares outstanding.